UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2008

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

In August of 2005, we issued 6% Convertible Promissory Notes due August 25, 2008, in the aggregate principal amount of $9,075,000 to 13 investors, along with Series A Warrants expiring August 25, 2008.

On April 2, 2008, we entered into a Note and Warrant Amendment Agreement with two of the Note and Warrant holders (accredited investors), whereby we amended the terms of the 6% Convertible Promissory Notes due August 25, 2008. In regards to the Notes and Warrants held by these investors, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Notes has been amended to $0.70, the term of their Warrants has been amended to expire on August 25, 2009 and the exercise price of the Warrants has been amended to $1.10, unless the Warrants are exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated April 2, 2008, in which case the exercise of the Warrants shall be $0.70. Finally, the definition of

“Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants.

Item 3.02. Unregistered Sales of Equity Securities

We have agreed to issue 836,786 shares of our common stock to two accredited investors upon conversion of the Convertible Notes referred to above. The aggregate amount of principal and interest converted by the Note holder investors was $585,750. In addition, we paid a cash commission of 3% of the gross proceeds received for brokerage services in the transaction. We issued the securities to two accredited investors relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1 Form of Note and Warrant Amendment Agreement dated April 2, 2008 (incorporated by reference from our Current Report on Form 8-K filed April 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe, President and Director Date: April 17, 2008